SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 17, 1998


                                  TEXOIL, INC.
        (Exact name of small business issuer as specified in its charter)


           NEVADA                     0-12633                  88-0177083
 (State of Incorporation)       (Commission File Numb)      (I.R.S. Employer
                                                             Identification No.)

                            110 CYPRESS STATION DRIVE
                                    SUITE 220
                              HOUSTON, TEXAS 77090
                              (Address of principal
                               executive offices)
                                 (281) 537-9920
                           (Issuer's telephone number)


                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

ITEM 5.  SIGNIFICANT EVENT

      On September 17, 1998, Texoil, Inc. (the "Company"or "Texoil") signed a definitive agreement with Sonat Exploration Company, a subsidiary of Sonat Inc.("Sonat"), to acquire all of Sonat's right, title and interest in ten (10) producing oil and gas fields in Texoil's focus areas of South Texas and South Louisiana, with an effective date of April 1, 1998. The working interests to be acquired range from 40% to 100% and operations for nine (9) of the fields are expected to be transferred to Texoil. The purchase agreement contains customary representations, warranties and covenants, whereby certain adjustments may be made for title, environmental condition and loss of value. Under certain limited circumstances, the agreement could be terminated and the transaction not consummated. The proposed acquisition, however, is scheduled to close on or about November 1, 1998. The nature of current production from the properties is approximately 70% gas and 30% oil.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits

5.1 News Release dated September 22, 1998

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
                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.


DATE:___________________________               TEXOIL, INC.




                                          By:  /S/ FRANK A.LODZINSKI
                                                   FRANK A. LODZINSKI
                                                   President and Principal
                                                   Financial Officer